Exhibit 10.177

AGREEMENT & CONSENT

WHEREAS reference is made to that certain Facility Credit Agreement dated August 16, 2005 from Hopkins Capital Group II, LLC (“HCGII”) to and for the benefit of Accentia Biopharmaceuticals, Inc., a Florida corporation (“Accentia”) (the “Facility Credit Agreement”); and

WHEREAS, HCGII wishes to confirm and clarify, as a legally binding agreement, the understanding of HCGII and Accentia regarding Accentia’s continued ability to Demand advances under the Facility Credit Agreement and the Line of Credit created thereby;

NOW THEREFORE, HCGII and Accentia hereby agree and affirm as follows:

FOR GOOD AND VALUABLE CONSIDERATION, including without limitation the promises and covenants set forth herein, the receipt and sufficiency of which is hereby acknowledged, HCGII hereby affirms and agrees that:

1.	Notwithstanding the definition of “Commitment Termination Date” and “Maturity Date” contained in the Facility Credit Agreement, HCGII hereby confirms its commitment regarding Accentia’s continued ability to demand advances under the Line of Credit created pursuant to the Facility Credit Agreement and hereby agrees that HCGII is legally obligated to make loans under the terms of the Facility Credit Agreement until December 31, 2008, notwithstanding the closing of the Accentia IPO or the occurrence of the Maturity Date.

2.	HCGII hereby irrevocably consents under the provisions of paragraph 2.1(b) of the Facility Credit Agreement to fund any Loan up to the maximum amount defined in the Facility Credit Agreement (for clarification borrowings under the line of credit repaid in cash or stock do not reduce the maximum borrowing amount) provided that proper Demand for such Loan is made in accordance with the terms of the Facility Credit Agreement on or before December 31, 2008 and provided further that such Demand is supported by a unanimous resolution of the Board of Directors of Accentia, with all directors affiliated with HCGII abstaining and not being counted in such vote.

IN WITNESS WHEREOF HCGII and Accentia have executed this Agreement on the dates indicated below, intending to be legally bound hereby.

HOPKINS CAPITAL GROUP II, LLC		ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Francis E. O’Donnell, Jr.	By:	/s/ James A. McNulty

Title:	Managing Partner	Title:	Secretary/Treasurer

Date:	December 27, 2007	Date:	December 27, 2007